                                   Exhibit 5

                     [Brown Todd & Heyburn PLLC letterhead]

                                           February 3, 1997


Strategia Corporation
10301 Linn Station Road
P.O. Box 37144
Louisville, Kentucky  40233-7144


Gentlemen:

    We have acted as counsel for Strategia Corporation, a Kentucky corporation (the "Company"), in connection with a Registration Statement on Form SB-2, Registration No. 33-14055, filed on October 15, 1996, to be amended by Amendment No. 1 to be filed contemporaneously with this letter (collectively, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), covering 4,025,000 shares of the Company's common stock having an aggregate proposed maximum offering price of $34,904,297 (the "Shares").

    In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation, as amended, its Bylaws, resolutions of its Board of Directors, and such other documents as we deemed necessary for purposes of rendering this opinion.

    We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon statements and certificates of public officials and corporate officers with respect to the accuracy of all matters contained therein.

    Based upon the foregoing, and subject to the qualifications hereinafter set forth, it is our opinion that

    1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Kentucky;

    2. The Shares have been duly authorized, and when issued, delivered and paid for in accordance with the terms of the offering as set forth in the "Plan of Distribution" section of the prospectus contained in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable by the Company.

    This opinion is intended solely for use in connection with the transactions described herein. We hereby consent to the use of our name in the Registration Statement and in the Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                 Very truly yours,


                                                 BROWN, TODD & HEYBURN PLLC

                                                 /s/ Alan K. MacDonald, Member

Strategia Corporation
February __, 1997
Page 2